UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2020

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

MEDNAX, Inc., a Florida corporation (the “Company”), will host an investor conference call and webcast on Friday, June 5, 2020, at 9:00 a.m. ET, to provide a business update. The conference call and webcast may be accessed in the “Investors” section of the Company’s website, www.mednax.com. A slide presentation to accompany the conference call and webcast, which may be used in whole or in part, and subject to modification, will be posted to the “Investors” section of the Company’s website at approximately 8:45 a.m. ET on June 5, 2020.

Item 8.01	Other Events.

On June 5, 2020, the Company issued a press release announcing a number of further steps it is taking as part of its aggressive transformational activity to position the Company for long-term, sustainable growth. One such step identified by the Company in the press release is the intent to change the Company’s name to its original name, Pediatrix Medical Group, Inc., subject to and following approval of the name change by the Company’s shareholders at the Company’s 2020 Annual Meeting of Shareholders on August 11, 2020. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the divestiture of the Company’s anesthesiology medical group; whether the Company will be able to complete the divestiture of its radiology medical group and the terms of any such divestiture; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.

Important Additional Information and Where You Can Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in a solicitation of proxies from the Company’s shareholders at its 2020 Annual Meeting of Shareholders in connection with the matters to be considered at the 2020 Annual Meeting of Shareholders. Information regarding the Company’s directors and executive officers and their respective interests in the Company, by security holdings or otherwise, will be set forth in the Company’s Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission (the “SEC”), and reports filed by the Company and ownership forms filed by its directors and executive officers with the SEC. The Company will furnish its Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders to shareholders entitled to vote at the meeting and will file a copy with the SEC. The Company urges its shareholders to carefully read the Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders, and any other relevant documents filed by the Company with the SEC, when available because they will contain important information. Shareholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or at www.mednax.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release of MEDNAX, Inc. dated June 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: June 5, 2020

	By:	/s/ Stephen D. Farber
Stephen D. Farber Chief Financial Officer

Exhibit 99.1

FOR MORE INFORMATION:

Charles Lynch

Vice President, Strategy and Investor Relations

954-384-0175 ext. 5692

charles_lynch@mednax.com

FOR IMMEDIATE RELEASE

MEDNAX Announces Significant Progress in Strategic Transformation

Company Intends to Return to Original Name, Pediatrix Medical Group; to Refocus as

Dedicated Pediatrics & Obstetrics Organization

Announces Intent to Sell MEDNAX Radiology Solutions

Repays Revolving Line of Credit and Provides Business Update

FORT LAUDERDALE, Fla.—June 5, 2020—MEDNAX, Inc. (NYSE: MD), a leading health solutions partner specializing in prenatal, neonatal, pediatric, and radiology services, today announced a number of further steps it is taking as part of its aggressive transformational activity to position the Company for long-term, sustainable growth.

As previously announced, since 2018 MEDNAX has been conducting a comprehensive review of its businesses. In that time, the MEDNAX Board of Directors and management team have taken decisive strategic and financial actions to position the Company for the future, including implementing significant operational improvements and efficiencies; leveraging the insights of leading consultants; selling MedData; selling its American Anesthesiology medical group; and enhancing its organizational and leadership structure to align with a refocused business model.

The MEDNAX Board of Directors and management believe that continuing to implement the Company’s strategic priorities and reorienting the Company as a dedicated, streamlined pediatrics and obstetrics business will provide the greatest near- and long-term benefits for all of its stakeholders. Accordingly, MEDNAX intends to return to its original company name, Pediatrix Medical Group, Inc., pending approval by the Company’s shareholders at its 2020 annual meeting in August. The Company will continue trading under its current ticker symbol (NYSE: MD).

“The initiatives we are outlining today signify our return to our roots as a leading provider of women’s and children’s care, and are a culmination of our efforts to concentrate on our core practice areas and refine our strategy for growth and profitability,” said Roger J. Medel, M.D., Chief Executive Officer of MEDNAX. “As Pediatrix Medical Group, we will become an organization wholly dedicated to women’s and children’s services, and one that will continue to drive innovations to improve the quality and experience of patient care for years to come.”

Return to Pediatrix Medical Group

Today, clinicians affiliated with the Company’s Pediatrix and Obstetrix medical groups care for more than 1 million babies a year. These medical groups represent the leading provider of specialty women’s health services and pediatric care in the U.S., with a network of more than 2,200 physicians providing services across 17 subspecialty lines. Pediatrix- and Obstetrix-affiliated clinicians care for nearly 25% of the country’s NICU babies and make 1,900 maternal fetal medicine visits per day in over 400 facilities across 40 states and Puerto Rico. In 2019, the Company’s Pediatrix and Obstetrix medical groups generated approximately $1.8 billion in revenue.

MEDNAX has been implementing a number of key strategic priorities to support its path forward and has developed a plan to position Pediatrix Medical Group to drive sustained growth, which is based on:

•

Benefitting from proven leadership and a focused organizational model. With unmatched experience over the past 40+ years, and the ongoing benefits of its refocused organizational structure, the Company believes that the Pediatrix management team is well positioned to re-energize the field and accelerate growth.

•	Retaining national and local reach. With its extensive national footprint, the Pediatrix organization will focus on leveraging its strong market position to build its organic growth pipeline.

•

Capitalizing on growth opportunities. Women’s and children’s health services represent a large addressable market and the Company believes Pediatrix is positioned to drive incremental growth through robust sales initiatives and targeted tuck-in and strategic acquisitions. Additionally, the Company believes it can generate additional growth via expansion into adjacent clinical services, as well as innovation in care delivery models supported by digital health, data and analytics, and genomics.

“Our Pediatrix & Obstetrix medical groups have strengthened and evolved over the past few decades, and we have been steadfast in our unwavering commitment to providing patients with the highest level of care,” said Mack Hinson, M.D., President of MEDNAX’s Pediatrix & Obstetrix medical groups. “We have cultivated the most talented group of pediatric and obstetric healthcare providers in the country, and I am proud to see the Company turn its full focus towards the continued development of these important practice areas. We look forward to building on our strong foundation in women’s and children’s health care, and we will continue to invest our resources and strategies to deliver the best patient care and experience possible.”

Intent to Sell MEDNAX Radiology Solutions

MEDNAX today confirmed that it has been reviewing strategic alternatives for its radiology medical group, MEDNAX Radiology Solutions. Prior to the onset of the COVID-19 pandemic, MEDNAX had been in advanced discussions to divest this organization and plans to move forward with a divestiture, when market conditions are appropriate. MEDNAX intends to apply the proceeds from a sale of MEDNAX Radiology Solutions towards debt reduction.

As part of the Company’s 2020 financial expectations that MEDNAX provided prior to the impact of the COVID-19 pandemic, MEDNAX Radiology Solutions was expected to contribute approximately $550 million and $90 million in revenue and Adjusted EBITDA, respectively, to the Company’s operating results for the year. In accordance with GAAP accounting, operating results for MEDNAX Radiology Solutions will continue to be reported as part of MEDNAX’s continuing operations at this time.

MEDNAX does not intend to provide further public comments on this strategic alternatives process.

MEDNAX Business Update

As previously disclosed, during the 2020 second quarter to date, MEDNAX’s operations have been significantly impacted by reductions in patient volumes and revenue as a result of the COVID-19 pandemic. However, the Company’s operations began to normalize in an accelerating fashion during the month of May.

In the Company’s radiology services medical group, during the month of April, study volumes declined by approximately 50 percent versus the prior year. On a preliminary basis, the Company estimates that study volumes declined by approximately 30 to 35 percent during the month of May, with those declines lessening to approximately 25 percent by the end of the month. In the Company’s office-based women’s and children’s medical groups, during the month of April, patient volumes declined by approximately 25 percent versus the prior year. On a preliminary basis, the Company estimates that during the month of May, patient volumes declined by approximately 10 to 15 percent versus the prior year, with those declines lessening to approximately 10 percent by the end of the month. Finally, the Company estimates that aggregate patient volumes in its hospital-based pediatric medical groups, including neonatology and neonatology-related services, pediatric intensive care, and other pediatric services, experienced only minor, single-digit percentage declines through the months of April and May.

In total, the Company estimates that the reduction to consolidated revenue as a result of these declines in patient volume during the month of May, as compared to the prior year, was in the range of approximately 10 to 15 percent. During the month of April, the Company estimates that this impact was approximately 25 percent.

As previously announced, MEDNAX implemented a number of actions to preserve its financial flexibility and partially mitigate the significant impact of COVID-19 on the Company. MEDNAX and its affiliated practices have also received, and expect to receive, certain funds available to healthcare providers under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

Additionally, in recent weeks, following the divestiture of American Anesthesiology on May 6, 2020, MEDNAX has taken action to remove approximately $10 million in annualized expenses, and the Company believes there are significant additional opportunities to reshape the cost structure of its support services to affiliated practices.

Finally, during the month of May, MEDNAX repaid all borrowings on its revolving credit facility. As of May 31, the Company’s debt consisted solely of $1.75 billion in senior notes, and MEDNAX had total cash on hand of $90 million, resulting in net debt of $1.66 billion.

“Our highest priority during this challenging period has been to ensure that MEDNAX is able to support its clinicians in their mission to take great care of their patients,” said Stephen D. Farber, Executive Vice President and Chief Financial Officer. “Our ability to maintain financial flexibility is key to meeting this priority. The steps we have taken, and will continue to take, demonstrate our commitment to retain a strong balance sheet with moderate leverage and meaningful liquidity. Moreover, we believe these steps will help ensure that MEDNAX continues to meet its commitments to its patients, its affiliated physicians, and its hospital partners long into the future.”

Conference Call Today

MEDNAX, Inc., will host an investor conference call to discuss today’s announcements at 9:00 a.m., ET today. The conference call Webcast may be accessed from the Company’s Website, www.mednax.com. A telephone replay of the conference call will be available from 1:30 p.m. ET today through midnight ET June 19, 2020 by dialing 866.207.1041, access Code 2325797. The replay will also be available at www.mednax.com.

A slide presentation accompanying today’s conference call will also be available on the Company’s website at approximately 8:45 a.m., ET today.

Important Additional Information and Where You Can Find It

MEDNAX, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in a solicitation of proxies from the Company’s shareholders at its 2020 Annual Meeting of Shareholders in connection with the matters to be considered at the 2020 Annual Meeting of Shareholders. Information regarding the Company’s directors and executive officers and their respective interests in the Company, by security holdings or otherwise, will be set forth in the Company’s Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission (the “SEC”), and reports filed by the Company and ownership forms filed by its directors and executive officers with the SEC. The Company will furnish its Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders to shareholders entitled to vote at the meeting and will file a copy with the SEC. The Company urges its shareholders to carefully read the Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders, and any other relevant documents filed by the Company with the SEC, when available because they will contain important information. Shareholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or at www.mednax.com.

ABOUT MEDNAX

MEDNAX, Inc. is a national health solutions partner comprised of the nation’s leading providers of physician services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives, consulting services, clinical research and telemedicine to enhance patient outcomes and provide high-quality, cost-effective care. The Company was founded in 1979, and today, through its affiliated professional corporations, MEDNAX provides services through a network of more than 3,000 physicians in all 50 states and Puerto Rico. Additional information is available at www.mednax.com.

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the divestiture of the Company’s anesthesiology medical group; whether the Company will be able to complete the divestiture of its radiology medical group and the terms of any such divestiture; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.

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